[Director Name]

VioQuest Pharmaceuticals, Inc.
Stock Option Agreement
(Outside Director)

This Stock Option Agreement (the “Agreement”) is made and entered into as of the 13th day of June, 2008, between [         ] (“Director”) and VioQuest Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

Background

A. Director serves as a director of the Company and the Company desires to induce Director to continue to serve as a director of the Company.

B. The Company has adopted the 2003 Stock Option Plan (the “Plan”) pursuant to which shares of common stock of the Company have been reserved for issuance under the Plan.

Now, Therefore, the parties hereto agree as follows:

1. Incorporation by Reference. The terms and conditions of the Plan, a copy of which has been delivered to Director, are hereby incorporated herein and made a part hereof by reference as if set forth in full. In the event of any conflict or inconsistency between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall govern and control.

2. Grant of Option; Purchase Price. Subject to the terms and conditions herein set forth, the Company hereby irrevocably grants from the Plan to Director the right and option, hereinafter called the “Option”, to purchase all or any part of an aggregate of One Hundred Thousand shares of common stock, $.001 par value, of the Company (the “Shares”) at the price per Share set forth at the end of this Agreement after “Purchase Price”.

3. Exercise and Vesting of Option. The Option shall be exercisable only to the extent that all, or any portion thereof, has vested in the Director. The right to purchase the Shares subject to the Option shall vest pro rata in three annual installments beginning on the date of this Agreement and continuing each year thereafter until the Option is fully vested, as set forth in the following schedule (each such date is hereinafter referred to singularly as a “Vesting Date” and collectively as “Vesting Dates”):

Total Shares Subject to Vesting Date	Vesting Date
33,334	June 13, 2008
33,333	June 13, 2009
33,333	June 13, 2010

Notwithstanding the foregoing, this Option shall immediately vest in its entirety upon the occurrence of a Change of Control (as defined below). For purposes of this Paragraph 3, a “Change of Control” means (i) the acquisition, directly or indirectly, following the date hereof by any person (as such term is defined in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), in one transaction or a series of related transactions, of securities of the Company representing in excess of fifty percent (50%) of the combined voting power of the Company’s then outstanding securities if such person or his/her/its affiliate(s) do not own in excess of fifty percent (50%) of such voting power on the date of this Agreement, provided, however, that a Change of Control shall not include any transaction or series of related transactions effected primarily for capital raising purposes; or (ii) the disposition by the Company (whether direct or indirect, by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of its business and/or assets in one transaction or series of related transactions (other than a merger effected exclusively for the purpose of changing the domicile of the Company), provided, however, that a Change of Control shall not include any merger, consolidation or other transaction (or series of related transactions) in which, following such transaction, the stockholders of the Company immediately prior to such transaction continue to own in excess of fifty percent (50%) of the combined voting power of the surviving or resulting entity.

4. Term of Option. Except as otherwise provided in this Agreement, the Option shall be exercisable for ten (10) years from the date of this Agreement; provided, however, that in the event Director resigns, retires, is removed or in any other manner ceases being a director of the Company, for any reason or no reason, with or without cause, Director or his/her legal representative shall have ninety (90) days from the date of such termination of his/her position as a director to exercise all or any part of the Option. Upon the expiration of such ninety (90) day period, or, if earlier, upon the expiration date of the Option as set forth above, the Option shall terminate and become null and void.

5. Rights of Option Holder. Director, as holder of the Option, shall not have any of the rights of a stockholder with respect to the Shares covered by the Option except to the extent that one or more certificates for such Shares shall be delivered to him or her upon the due exercise of all or any part of the Option.

6. Transferability. The Option shall not be transferable except to the extent permitted by the Plan.

7. Securities Law Matters. Director acknowledges that the Shares to be received by him or her upon exercise of the Option may have not been registered under the Securities Act of 1933 or the Blue Sky laws of any state (collectively, the “Securities Acts”). If such Shares have not been so registered, Director acknowledges and understands that the Company is under no obligation to register, under the Securities Acts, the Shares received by him or her or to assist him or her in complying with any exemption from such registration if he or she should at a later date wish to dispose of the Shares. Director acknowledges that if not then registered under the Securities Acts, the Shares shall bear a legend restricting the transferability thereof, such legend to be substantially in the following form:

“The shares represented by this certificate have not been registered or qualified under federal or state securities laws. The shares may not be offered for sale, sold, pledged or otherwise disposed of unless so registered or qualified, unless an exemption exists or unless such disposition is not subject to the federal or state securities laws, and the Company may require that the availability or any exemption or the inapplicability of such securities laws be established by an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Company.”

8. Director Representations. Director hereby represents and warrants that Director has reviewed with his or her own tax advisors the federal, state, and local tax consequences of the transactions contemplated by this Agreement. Director is relying solely on such advisors and not on any statements or representation of the Company or any of its agents. Director understands that he or she will be solely responsible for any tax liability that may result to him or her as a result of the transactions contemplated by this Agreement. The Option, if exercised, will be exercised for investment and not with a view to the sale or distribution of the Shares to be received upon exercise thereof.

9. Notices. All notices and other communications provided in this Agreement will be in writing and will be deemed to have been duly given when received by the party to whom it is directed at the following addresses:

If to the Company:	If to Director:

VioQuest Pharmaceuticals, Inc.	______________________
180 Mount Airy Road, Suite 102	______________________
Basking Ridge, NJ 07920	______________________
Attn: Chief Executive Officer

11. General.

(a) The Option is granted pursuant to the Plan and is governed by the terms thereof. The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement.

(b) Nothing herein expressed or implied is intended or shall be construed as conferring upon or giving to any person, firm, or corporation other than the parties hereto, any rights or benefits under or by reason of this Agreement.

(c) Each party hereto agrees to execute such further documents as may be necessary or desirable to effect the purposes of this Agreement.

(d) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

(e) This Agreement, in its interpretation and effect, shall be governed by the laws of the State of Delaware applicable to contracts executed and to be performed therein.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

Number of Shares: 100,000	DIRECTOR:

Exercise Price: $0.54 /share
Name:

VIOQUEST PHARMACEUTICALS, INC.

By:
Its:

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